Power of Attorney

The undersigned, being a person required to file a statement under section 16(a) of the Securities Act of 1934 (the "1934 Act") and/or
Section 30(h) of the Investment Company Act of 1940 (the "940 Act") with respect to The High Yield Plus Fund, Inc., a Maryland corporation,does hereby appoint Deborah A. Docs, and Jonathan
D. Shain and each of them, as his attorney-in-fact to execute and deliver statements on Form 3, Form 4, and Form 5 as required by the 1934 Act and 1940 Act to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements,hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 17th day of August, 2005.

/s/Linda W. Bynoe		/s/David E. A. Carson
Linda W. Bynoe			David E. A. Carson

/s/Robert F. Gunia		/s/Robert E. La Blanc
Robert F. Gunia			Robert E. La Blanc

/s/Douglas H. McCorkindale	/s/Richard A. Redeker
Douglas H. McCorkindale		Richard A. Redeker

/s/Judy A. Rice			/s/Robin B. Smith
Judy A. Rice			Robin B. Smith

/s/Stephen G. Stoneburn		/s/Clay T. Whitehead
Stephen G. Stoneburn		Clay T. Whitehead